UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 8, 2022

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 8, 2022, Penns Woods Bancorp, Inc. (the “Company”) convened a Special Meeting of Shareholders for which the Board of Directors solicited proxies to consider and vote upon two proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 6, 2022 (the “Proxy Statement”). As of the record date for the Special Meeting, holders of a total of 7,052,042 shares of the Company’s common stock were entitled to vote at the Special Meeting and, of such total outstanding shares, 5,088,152 shares, or 72.15% of total outstanding shares, were represented in person or by proxy at the Meeting, which constituted a quorum.

Set forth below are the final voting results for Proposal No. 2 to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 relating to a proposal to amend the Company’s articles of incorporation. Pursuant to the authority granted as a result of approval of Proposal No. 2, the Special Meeting was temporarily adjourned to allow additional time for shareholders to vote on Proposal No. 1 (proposal to amend Article 13 of the Company’s articles of incorporation to eliminate the 66-2/3% supermajority shareholder vote required by Article 13 to approve a merger, consolidation, liquidation, or dissolution of the Company, or any action that would result in the sale or disposition of all or substantially all of the assets of the Company, provided that the transaction is approved in advance by the affirmative vote of 75% or more of the members of the Company’s board of directors). The adjourned Special Meeting will be reconvened at 9:00 a.m., Eastern Time, on December 13, 2022, virtually via the Internet. The sole matter of business before the reconvened Special Meeting will be for shareholders to consider and vote on Proposal One. At the time of the temporary adjournment of the Special Meeting, approximately 86.3% of the shares voted had voted to approve Proposal One.

Proposal No. 2: Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Nonvotes
4,453,934	594,381	39,385	0

Item 8.01	Other Events

On November 9, 2022, the Company issued a press release announcing the temporary adjournment of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 9, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: November 9, 2022

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer

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